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                                                                 EXHIBIT 21.1



                               AMERICREDIT CORP.

                          SUBSIDIARIES OF THE COMPANY


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
                                                                 State of
        Subsidiary                      Ownership %           Incorporation
        ----------                      -----------           -------------
AmeriCredit Operating Co., Inc.            100%                 Delaware

Crestpointe General Agency, Inc.           100%                 Texas

AmeriCredit Financial Services, Inc.       100%                 Delaware

ACF Investment Corp.                       100%                 Delaware

AmeriCredit Premium Finance, Inc.          100%                 Delaware

URCARCO Enterprises, Inc.                  100%                 Texas

AmeriCredit Receivables Finance Corp.      100%                 Delaware

AmeriCredit Receivables Corp.              100%                 Delaware

AmeriCredit Receivables Finance Corp.      100%                 Delaware
  1995-A

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